Exhibit 10.1

Citibank Europe PLC, UK Branch, as Facility Agent

for the Lenders party to the Credit Agreement

referred to below

Ladies and Gentlemen:

Each of the undersigned Lenders (each such Lender, an “Extending Lender”) hereby agrees to extend, effective 1 October 2016, its Commitment and the Maturity Date under the Credit Agreement, dated as of 1 October 2015 (as amended or modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Philip Morris International Inc. (“PMI”), the Lenders party thereto, Citibank Europe PLC, UK Branch (legal successor to Citibank International Limited), as Facility Agent, and Citibank, N.A., as Swingline Agent, for an additional one year period to 1 October 2021 pursuant to Section 2.23 of the Credit Agreement.

Effective 1 October 2016, and subject to the addition of one or more Assuming Lenders prior to the Maturity Date, Schedule 3 Revolving Credit Commitments and Schedule 4 Swingline Commitments are hereby deleted in their entirety and are replaced with Schedule 3 Revolving Credit Commitments and Schedule 4 Swingline Commitments attached hereto; provided that (i) total aggregate Revolving Credit Commitments shall in no event exceed $3,500,000,000 and (ii) total aggregate Swingline Commitments shall in no event exceed $800,000,000.

Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and are hereby ratified and confirmed.

This Extension Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Extension Agreement may be signed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature pages omitted]